EXHIBIT10.51
EXECUTION VERSION
NON-EMPLOYEE DIRECTOR
PHANTOM STOCK UNIT AWARD AGREEMENT
This PHANTOM STOCK UNIT AWARD AGREEMENT (the “Agreement”), dated as of July 9, 2013, is made by and between Cliffs Natural Resources Inc. (the “Company”), and James F. Kirsch (the “Director”).
RECITALS:
WHEREAS, the Director is a member of the Board of Directors of the Company (the “Board”); and
WHEREAS, in connection with the Director’s appointment as non-executive Chairman of the Board, the members of the Board who are “non-employee directors” (as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934) (the “Applicable Directors”) have determined that it is in the best interests of the Company and its shareholders to grant to the Director an award of phantom stock units (“Phantom Stock Units”), representing the right to a cash payment with respect to the number Phantom Stock Units set forth herein on a future date, subject to the terms and conditions contained in this Agreement.
NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.
Grant of Phantom Stock Units. The Company, by action of the Board taken solely by the Applicable Directors, hereby grants to the Director, as of the date hereof, 45,760 Phantom Stock Units, on the terms and conditions hereinafter set forth. The Phantom Stock Units represent the unfunded, unsecured right of the Director to receive a cash payment of the “Settlement Value” (as defined below) on the “Payment Date” (as defined below).

For purposes of this Agreement, “Settlement Value” shall be defined as the product of the number of Phantom Stock Units subject to this Agreement and the closing price on the New York Stock Exchange of a share of the Company’s common shares (a “Share”) on December 31, 2013.

2.	Payment of Settlement Value; Forfeiture.

(a)The Company shall, subject to Section 2(b) hereof, pay to the Director the Settlement Value as a lump sum cash payment (less applicable tax withholding, if any) on January 2, 2014 (the “Payment Date”).
(b)Notwithstanding the foregoing, in the event that the Director voluntarily resigns from the Board or voluntarily steps down as non-executive Chairman of the Board, in each case other than at the request of the Board and prior to the Payment Date, the Phantom Stock Units shall automatically and without further action be cancelled and forfeited by the Director, and the Director shall have no further right or interest in or with respect to the Phantom Stock Units or the payment of the Settlement Value.
(c)Upon the payment of the Settlement Value in accordance with Section 3(a) of this Agreement, the Phantom Stock Units shall be extinguished.

3.
Adjustments Upon Certain Events. In the event of any change in the outstanding Shares by reason of any stock split, reorganization, recapitalization, merger, consolidation, amalgamation, spin-off or combination transaction or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares (with the exception of any dividends other than extraordinary dividends) or any transaction similar to the foregoing (collectively, an “Adjustment Event”), the Board may, in its sole discretion and without liability to any person, adjust the number of Phantom Stock Units and the method of computing the Settlement Value to reflect such Adjustment Event; provided that such adjustment shall be consistent with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended and any applicable guidance thereunder (“Section 409A of the Code”).

4.
Authority of the Board. The Board shall have final authority to interpret and construe this Agreement and to make any and all determinations under this Agreement, and its decision shall be binding and conclusive upon the Director and his legal representative in respect of any questions arising under this Agreement.

5.
No Right to Continued Service as a Director. Nothing in this Agreement shall be construed as giving the Director the right to continue to serve as a director of the Company, or in any other capacity with the Company.

6.
No Acquired Rights. In receiving the grant of Phantom Stock Units under this Agreement, the Director acknowledges and accepts that the Board has the power to amend or terminate this Agreement at any time and that the opportunity given to the Director to receive the grant of Phantom Stock Units or the payment of the Settlement Value under this Agreement is entirely at the discretion of the Board and does not obligate the Company or any of its affiliates to offer any same or similar grants or payments in the future (whether on the same or different terms); provided that, no amendment to this Agreement by the Board shall adversely affect the rights of the Director hereunder without the written consent of the Director.

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7.
No Funding; No Rights of a Shareholder. The Director's interest in the Phantom Stock Units is that of a general, unsecured creditor of the Company. The Director shall not have any rights as a shareholder of the Company in respect of the Phantom Stock Units.

8.
Assignment. The Director’s rights under this Agreement may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Director otherwise than by will or by the laws of descent and distribution, and any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance not permitted by this Section 8 shall be void and unenforceable against the Company or any affiliate.

9.
Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Ohio without regard to principles of conflicts of law thereof, or principals of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Ohio.

10.	Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

11.
Section 409A of the Code. Notwithstanding anything in this Agreement to the contrary, any payments hereunder that would be subject to a penalty tax or accelerated income tax under Section 409A of the Code shall be deferred until the earliest date that such payments may be made without the imposition of such tax.

12.
Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Director and the beneficiaries, executors, administrators, heirs and successors of the Director.

13.
Notices. Any notice hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally, transmitted by email (delivery receipt requested, upon confirmation of receipt), sent by telecopy, or sent by certified or registered mail, postage prepaid, as follows:

If to the Company:
Cliffs Natural Resources Inc.
200 Public Square, Suite 3300 Cleveland, OH 44114
Attention: General Counsel
If to the Director, to the address last set forth on the records of the Company or, in either case, at any other address as one party shall have specified by notice in writing to the other party.

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14.
Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

15.	Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first written above.

CLIFFS NATURAL RESOURCES INC.
By: /s/ Kelly Tompkins
Name: Kelly Tompkins
Title: EVP, Chief Administrative Officer and President, Cliffs China
By: /s/ James F. Kirsch
James F. Kirsch

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